UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2011

THOMPSON CREEK METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120

(Address of Principal Executive Offices)

(303) 761-8801

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of S. Scott Shellhaas to President and Chief Operating Officer

On May 23, 2011, Thompson Creek Metals Company Inc. (the “Company”) announced the promotion of S. Scott Shellhaas to the position of President of the Company.  The position of President was vacated by Kevin Loughrey who will continue as the Company’s Chairman and Chief Executive Officer.  Mr. Shellhaas will continue to serve as the Company’s Chief Operating Officer. In connection with Mr. Shellhaas’ new position as President, Thompson Creek Metals Company USA, a wholly-owned subsidiary of the Company, entered into an amended and restated  employment agreement with Mr. Shellhaas (the “Shellhaas Agreement”) to, among other things, increase his base salary to $410,000, effective as of May 23, 2011.

Mr. Shellhaas joined the Company as Vice President and Chief Operating Officer on August 10, 2009. From 2000 to 2007, Mr. Shellhaas was the CEO-designate for venture capital development projects involving coal, iron and steel producers within the United States. From 2007-2008, he was Vice President of Richmond, Virginia-based Imagin Natural Resources, a start-up natural resource company focusing on the acquisition and operation of coal assets. After leaving Imagin in 2008, he provided executive management consulting services to natural resource and energy companies before joining the Company. He has over 25 years of international executive management and operating experience within the mining industry. Mr. Shellhaas’ mining career started with Cyprus Amax Minerals Company, where he was a managing attorney from 1982 to 1989. He subsequently served in operating positions, including: President of Cyprus Australia Gold Company (1989-1991), a gold and copper producer in Australia; President of Cyprus Northshore Mining Company (1991-1994), an iron ore producer in Minnesota; President of Cyprus Foote Mineral Company (1993-1996), an international lithium producer operating in Chile and the United States; and President and Chief Operating Officer of Amax Gold Inc. (1996-1998), a publicly traded global gold producer. From 1998 to 2000, he was President of Cyprus Australia Coal Company, a coal producer in Australia, and Chairman and Chief Executive Officer of Oakbridge Proprietary Ltd., an associated coal producing and marketing joint venture and consortium. Mr. Shellhaas has a Bachelor of Arts in Economics from the University of North Carolina-Chapel Hill and a Juris Doctor with Honors from the University of Wyoming School of Law.

The foregoing description of the Shellhaas Agreement is summary in nature, and is subject to, and qualified in its entirety by, the full text of the Shellhaas Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On May 23, 2011, the Company issued a press release announcing Mr. Shellhaas’ promotion.  A copy of this press release is furnished hereto as Exhibit 99.1 to this Current Report.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of May 23, 2011, between Thompson Creek Metals Company USA and S. Scott Shellhaas

99.1	Thompson Creek Metals Company Inc. Press Release dated May 23, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

	By:	/s/ Wendy Cassity
Date: May 23, 2011	Name:	Wendy Cassity
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of May 23, 2011, between Thompson Creek Metals Company USA and S. Scott Shellhaas

99.1	Thompson Creek Metals Company Inc. Press Release dated May 23, 2011